INDEPENDENT CONTRACTOR AGREEMENT


         THIS INDEPENDENT CONTRACTOR AGREEMENT is entered into as of the lst day of August, 1995, by and between BUTTERWINGS, INC., an Illinois corporation (the "Company") and Edmund C. Lipinski ("Lipinski").

                                    RECITALS

A. The Company is engaged in the business of restaurant operations in certain areas of the United States, including but not limited to the State of Wisconsin and Southern California (collectively, the "Territory"); and

B. The Company, through its subsidiaries, is a franchisee of Hooters of America authorized to own and operate Hooters restaurants in certain portions of the Territory; and

C. Lipinski has experience in the construction and operation of Hooters restaurants; and

D. The Company desires to retain the services of Lipinski, and Lipinski desires to be retained by the company, as an independent contractor, and not as an employee, for the purposes of consulting with and advising the company regarding the construction and operation of Hooters restaurants; and

E. In the course of its business, the Company has developed and will continue to develop a considerable body of confidential and secret information in connection with its business, and in connection with the performance of his duties and obligations as an independent contractor, Lipinski will have access to information concerning the Company's business which Lipinski agrees is entitled to protection;

NOW, THEREFORE, in consideration of the foregoing Recitals and mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

          1. Retention of Lipinski. The Company hereby agrees to retain Lipinski, as an independent contractor and not as an employee, for the term of this Agreement, and Lipinski hereby agrees to accept such retention by the Company.

          2. Appointment.

          (a) The Company hereby appoints Lipinski as its non-exclusive agent, to use his best efforts:

               (i) to assist the Company in identifying and selecting site locations suitable for Hooters restaurants; and

               (ii) to assist the Company in constructing and developing Hooters restaurants within the Territory. In connection therewith, Lipinski shall: (a) make recommendations to the Company regarding the selection of architects and suppliers and the design and construction of the restaurants; and (b) supervise and direct the construction process; provided, however, that Lipinski shall have no authority to bind the company in the absence of the written authorization of an officer of the Company; and

               (iii)to  consult  with  and  advise  the  Company  regarding  the operations of Hooters restaurants within the Territory; and

               (iv) to  perform  such other and  further  services  relating  to restaurant construction and operation as the Company shall direct.

          (b) Such services shall be rendered by Lipinski at such reasonable times and places as Lipinski shall determine; provided, however, that nothing herein shall require Lipinski to devote his full time and attention to the performance of services hereunder.

3. Term.  Unless  earlier  terminated  as  hereinafter  provided  or pursuant to
Section 4 hereof, the term of this Agreement shall commence on the date hereof and shall continue until the fifth anniversary of such date. Upon the expiration of the term, the term of this Agreement may be continued by mutual agreement of the Company and Lipinski.

4.  Termination.  This agreement  shall terminate prior to the term specified in
Section 3 hereof:

          (a) if either party hereto serves 30-day advance written notice to the other party of its intent to terminate this Agreement (in the event this clause is exercised by the Company, such notice must be preceded by a vote of a majority of the Board of Directors of the Company authorizing such notice); or

          (b) at either party's election, for cause, which for purposes of this Agreement shall mean (i) the material disregard or gross neglect by the other party of its duties and obligations hereunder; or
               (ii) the breach by such other party of any material representation, covenant or agreement contained in this Agreement and applicable to it and, in each case, the inability of such other party to cure the existence of such event specified in this
               Section 4(b) within ten days after the delivery of written notification thereof as provided in Section 11 hereof.

5. Representations and Warranties of the Company. The Company represents and warrants to Lipinski as follows:

          (a) The Company has the necessary power and authority to execute this Agreement and to perform the obligations imposed upon the Company and consummate the transactions contemplated hereby.

          (b) The Company is a corporation duly organized and validly existing under the laws of its state of incorporation and it is duly authorized to execute this Agreement and to perform its duties and obligations hereunder.

          (c)  The  execution  of  this  Agreement  and the  performance  of the
               obligations   and   consummation  of  the   transactions   herein
               contemplated will not result in a material breach of, or constitute a default under, any statute, indenture, mortgage or other agreement or instrument to which the Company is a party or by which it is bound, or any order, rule or regulation imposed upon the Company by any court or governmental agency or body having jurisdiction over it. The Company has no knowledge of any consent, approval, authorization or action that is required for the execution of this Agreement and the performance of the obligations and consummation of the transactions herein contemplated and which has not been obtained.

6. Representations and Warranties of Lipinski. L i p i n s k i represents and warrants to the Company as follows:

          (a) Lipinski has the necessary power and authority to execute this Agreement and to perform the obligations imposed upon Lipinski and consummate the transactions contemplated hereby.

          (b)  The  execution  of  this  Agreement  and the  performance  of the
               obligations   and   consummation  of  the   transactions   herein
               contemplated will not result in a material breach of, or constitute a default under, any statute, indenture, mortgage or other agreement or instrument to which Lipinski is a party or by which he is bound, or any order, rule or regulation imposed upon Lipinski by any court or governmental agency or body having jurisdiction over him. Lipinski has no knowledge of any consent, approval, authorization or action that is required for the
               execution  of  this   Agreement  and  the   performance   of  the
               obligations and consummation of the transactions herein contemplated and which has not been obtained.

7. Compensation and Reimbursement.

          (a) In consideration of the services to be performed by Lipinski hereunder, the Company agrees to remit to Lipinski:

               (1) the sum of $8,333.33 per month, payable in advance on the first day of each month;

               (2)  the sum of $350.00 payable on the first day of each month;

               (3) the sum of $5,000.00 payable upon the opening of the Company's fifth Hooters restaurant;

               (4) the sum of $5,000.00 payable upon the opening of the Company's sixth Hooters restaurant.

          (b) The Company's obligation to make any further payments to Lipinski pursuant to subsection (a) hereof shall cease upon the effective date of termination of this Agreement.

          (c) In addition to the payments provided in subsection (a) hereof, the Company shall directly pay or reimburse to Lipinski any approved expenses of travel, lodging, food, telephone/fax, overnight delivery and other related expenses.

8. Office and Clerical Services. In consideration of payment of the sum of $10.00, receipt of which is hereby acknowledged, the Company shall provide Lipinski with office space and clerical, secretarial and administrative services wherever the Company maintains its corporate headquarters for the term of this Agreement.

9. Covenants of Lipinski. Lipinski covenants and agrees with the Company that Lipinski will:

          (a) Protect as confidential and will not disclose (other than in connection with Lipinski's assigned duties or as the Company may consent in writing) Proprietary Information (as hereinafter defined). In furtherance of such obligation, Lipinski will not divulge, copy, reveal, sell, license or otherwise make available, in whole or in part, any Proprietary Information (as hereinafter defined) to any other person, firm or corporation in any fashion whatsoever; nor will Lipinski appropriate any such Proprietary Information for Lipinski's own use personally or as a partner, agent, shareholder, independent contractor or employee of any person, firm or corporation.

          (b) For purposes hereof, the term "Proprietary Information" shall mean all information, whenever developed, concerning the Company, including financial data, writings, computer software, sales policies, customer information, conceptions, inventions, techniques, trade secrets, sources of supplies, know-how, plans and programs or other knowledge that is proprietary or confidential in nature and was or shall be directly or indirectly developed by the Company.

          (c) Upon termination of this agreement for any reason, Lipinski will immediately return to the Company any materials in Lipinski's possession relating to the Proprietary Information. Lipinski's obligation to preserve the confidentiality of Proprietary Information pursuant to Section 8(a) hereof shall continue for a period of two (2) years following termination of this agreement.

          (d) The parties hereto acknowledge that any breach of this Section 8 of this Agreement will cause significant and irreparable harm to the Company and its relationship with the Issuer and other parties. Accordingly, in the event Lipinski shall breach this
               Section 8(a) (b) or (c), the Company shall have the right, in its discretion, to seek an injunction against such acts, without any prior notice to Lipinski and/or to obtain such damages as are appropriate.

10. Indemnification. Lipinski agrees to indemnify and hold harmless the Company from and against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to reasonable attorneys and paralegals' fees) arising out of or resulting from any willful and knowing breach by Lipinski of this Agreement. The Company agrees to indemnify and hold harmless Lipinski from and against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to reasonable attorneys and paralegals' fees) arising out of or resulting from any authorized actions taken by Lipinski in the performance of this Agreement.

11. Relationship of Parties. Lipinski shall at all times act as an independent contractor, and nothing contained herein shall be deemed to create an employment, partnership, joint venture or agency relationship between the parties. Lipinski shall neither have nor claim any right arising from any such relationship.

12. Notices. All notices required or permitted to be given under this Agreement shall be sufficient if in writing and mailed certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Company:    Butterwings, Inc.
                                    2345 Pembroke Avenue
                                    Hoffman Estates, IL 60195
                                    Attn:   Kenneth B. Drost

with a copy to:       Joel R. Schaider, Esq.
                                    Sachnoff & Weaver
                                    30 South Wacker Drive, Ste. 3000
                                    Chicago, IL 60606

If to Lipinski:       Edmund C. Lipinski
                                    2345 Pembroke Avenue
                                    Hoffman Estates, IL 60195

with a copy to:       Peter B. Shaeffer, Esq.
                                    135 South LaSalle Street
                                    Suite 1420
                                    Chicago, IL 60603

13. Construction. This Agreement shall be governed by, subject to and construed in accordance with the laws of Illinois.

14. Severability. If any portion of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, then, so far as is reasonable and possible (a) the remainder of this Agreement shall be considered valid and operative, and (b) effect shall be given to the intent manifested by the portion held invalid or inoperative.

15. Multiple Counterparts. This Agreement may be executed in any number of identical counterparts, each of which shall be deemed to be an original, but all of which shall constitute, collectively, one and the same Agreement; provided, however, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart, provided such counterpart has been executed by the party to be charged with performance of the Agreement.

16. Modification of Amendment. This Agreement may not be modified or amended except by written agreement executed by all the parties hereto and dated after the date hereof.

17. Number and Gender of Words. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely.

18. Other Instruments. The parties hereto covenant and agree that they will execute such other and further instruments and documents as are or may become necessary or convenient to effectuate and carry out this Agreement.

19. Captions. The captions used in this Agreement are for convenience only and shall not be considered as part of this Agreement.

20. Parties. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, and their respective successors, legal representatives, heirs and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect to or by virtue of this Agreement or any provision herein contained. Notwithstanding the foregoing, no party shall assign its obligations and duties hereunder without the written consent of the other party hereto.

21. Entire Agreement. This Agreement contains the entire understanding between the parties and supersedes any prior understandings or written or oral agreements between them respecting the subject matter hereof.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year written above.



BUTTERWINGS, INC.


By:
Authorized Officer





EDMUND C. LIPINSKI